Exhibit 99.1

AMAZON.COM ANNOUNCES FOURTH QUARTER SALES UP 20% TO $25.59 BILLION
SEATTLE—(BUSINESS WIRE)—January 30, 2014—Amazon.com, Inc. (NASDAQ: AMZN) today announced financial results for its fourth quarter ended December 31, 2013.
Operating cash flow increased 31% to $5.47 billion for the trailing twelve months, compared with $4.18 billion for the trailing twelve months ended December 31, 2012. Free cash flow increased to $2.03 billion for the trailing twelve months, compared with $395 million for the trailing twelve months ended December 31, 2012. Free cash flow for the trailing twelve months ended December 31, 2012 includes fourth quarter cash outflows for purchases of corporate office space and property in Seattle, Washington, of $1.4 billion.
Common shares outstanding plus shares underlying stock-based awards totaled 476 million on December 31, 2013, compared with 470 million one year ago.
Fourth Quarter 2013
Net sales increased 20% to $25.59 billion in the fourth quarter, compared with $21.27 billion in fourth quarter 2012. Excluding the $258 million unfavorable impact from year-over-year changes in foreign exchange rates throughout the quarter, net sales grew 22% compared with fourth quarter 2012.
Operating income increased 26% to $510 million in the fourth quarter, compared with $405 million in fourth quarter 2012. The favorable impact from year-over-year changes in foreign exchange rates throughout the quarter on operating income was $7 million.
Net income increased to $239 million in the fourth quarter, or $0.51 per diluted share, compared with $97 million, or $0.21 per diluted share, in fourth quarter 2012.
“It’s a good time to be an Amazon customer. You can now read your Kindle gate-to-gate, get instant on-device tech support via our revolutionary Mayday button, and have packages delivered to your door even on Sundays,” said Jeff Bezos, founder and CEO of Amazon.com.  “In just the last weeks, Forrester, YouGov, and ForeSee have all ranked Amazon #1 — and we believe we’re just scratching the surface of what world-class customer service can be.”
Full Year 2013
Net sales increased 22% to $74.45 billion, compared with $61.09 billion in 2012. Excluding the $1.28 billion unfavorable impact from year-over-year changes in foreign exchange rates throughout the year, net sales grew 24% compared with 2012.
Operating income increased 10% to $745 million, compared with $676 million in 2012. The unfavorable impact from year-over-year changes in foreign exchange rates throughout the year on operating income was $29 million.
Net income was $274 million, or $0.59 per diluted share, compared with net loss of $39 million, or $0.09 per diluted share, in 2012.
Highlights

•
Amazon announced a record-setting holiday season for Amazon Prime, the annual membership program with tens of millions of members worldwide. Amazon is working hard to increase capacity for the Prime program. In December, Prime was so popular that Amazon limited new Prime membership signups during peak periods.

•	Prime Instant Video selection increased from 33,000 to more than 40,000 movies and TV episodes in 2013.

•	Selection in the Kindle Owners’ Lending Library in 2013 grew from 250,000 books to more than 475,000 books—books that Kindle owners with a Prime membership can borrow for free with no due dates.

•	Amazon worked with the FAA to update its rules on the use of electronic devices on planes and now over 20 airlines allow customers to use their Kindles gate-to-gate.

•
Amazon announced that on Christmas Day, the average response time when a customer tapped the Mayday button on Kindle Fire HDX was just 9 seconds, faster than the response time goal of 15 seconds. Thousands of Mayday Tech Advisors in the U.S. were available on Christmas Day to take calls from customers.

•
Amazon announced a new version of Kindle FreeTime on Kindle Fire tablets that brings new educational features built from the ground up for parents and kids. The new features let parents set educational goals for their kids before switching to cartoons or games. Parents can also manage screen time with additional Time Limits features: set different limits for weekends vs. weekdays, and use “Bedtime” to set a curfew.

•	Amazon announced a software update for the new Kindle Paperwhite that brings exclusive features including Goodreads integration and Kindle FreeTime.

•	Amazon launched the Australian Kindle Store, offering over 2 million eBooks, including more than 400,000 Kindle—exclusive titles.

•
Amazon launched Kindle MatchBook, a new benefit that gives customers the option to buy — for $2.99, $1.99, $0.99 or free — the Kindle edition of the print books they have purchased from Amazon, including more than 100,000 titles.

•
Since its launch one year ago, Amazon AutoRip has delivered more than 2 billion digital music tracks to customers who have purchased AutoRip albums. The digital copy is automatically added to the customer’s Cloud Player library where it is available, free of charge, for immediate playback or download.

•
Amazon Instant Video announced it is working with the world’s leading consumer electronics companies, top Hollywood studios and TV programmers, including Samsung, Warner Bros., Lionsgate, 20th Century Fox, Discovery and others to offer customers a premium 4K Ultra HD experience. In addition, Amazon Studios announced that it plans to shoot all 2014 full original series, including comedies and dramas, in 4K Ultra HD.

•
Amazon Studios debuted new original series Alpha House and Betas. The first three episodes are available for all customers to enjoy, with the remaining episodes available exclusively on Prime Instant Video.

•
Amazon Prime Instant Video will be the exclusive premium subscription home for Extant, a serialized drama starring Halle Berry and produced by Steven Spielberg’s Amblin Television. The drama will premiere on the CBS Television Network in June with unlimited streaming of all the series’ episodes available four days after their initial broadcast on CBS.

•
Amazon launched AmazonSmile, a new program that makes it easy for customers to support their favorite charitable organizations every time they shop. Customers who visit AmazonSmile (smile.amazon.com) will find the exact same Amazon they know and love, with the added bonus that Amazon will donate a portion of the purchase price to their favorite charitable organization. There is no cap on the total donation amount and customers can choose from nearly one million organizations around the country.

•
During the quarter, Amazon Web Services (AWS) announced over 100 new services and features, including Amazon AppStream, Amazon Kinesis, and three new Amazon Elastic Compute Cloud (Amazon EC2) instances.  AWS now offers six Amazon EC2 instance families with 13 instance types to support a wide range of use-cases.

•
AWS announced Amazon WorkSpaces, a fully managed desktop computing service in the cloud that allows end-users to access the documents, applications and resources they need with the device of their choice, including laptops, iPad, Kindle Fire, and Android tablets.

•
The AWS Partner Network program, which provides technical, business and marketing support for the AWS partner ecosystem, has grown to more than 8,000 technology and consulting partners worldwide.  In addition, AWS Marketplace now offers over 1,100 third-party software products for customers to choose from.

•	AWS announced the upcoming launch of its China Region. This will be the fourth AWS Region in Asia Pacific and the tenth Region globally
Financial Guidance
The following forward-looking statements reflect Amazon.com’s expectations as of January 30, 2014, and are subject to substantial uncertainty. Our results are inherently unpredictable and may be materially affected by many factors, such as fluctuations in foreign exchange rates, changes in global economic conditions and consumer spending, world events, the rate of growth of the Internet and online commerce, and the various factors detailed below.
First Quarter 2014 Guidance

•	Net sales are expected to be between $18.2 billion and $19.9 billion, or to grow between 13% and 24% compared with first quarter 2013.

•	Operating income (loss) is expected to be between $(200) million and $200 million, compared to $181 million in first quarter 2013.

•
This guidance includes approximately $350 million for stock-based compensation and amortization of intangible assets, and it assumes, among other things, that no additional business acquisitions, investments, restructurings, or legal settlements are concluded and that there are no further revisions to stock-based compensation estimates.

A conference call will be webcast live today at 2 p.m. PT/5 p.m. ET, and will be available for at least three months at www.amazon.com/ir. This call will contain forward-looking statements and other material information regarding the Company’s financial and operating results.

These forward-looking statements are inherently difficult to predict. Actual results could differ materially for a variety of reasons, including, in addition to the factors discussed above, the amount that Amazon.com invests in new business opportunities and the timing of those investments, the mix of products sold to customers, the mix of net sales derived from products as compared with services, the extent to which we owe income taxes, competition, management of growth, potential fluctuations in operating results, international growth and expansion, the outcomes of legal proceedings and claims, fulfillment and data center optimization, risks of inventory management, seasonality, the degree to which the Company enters into, maintains, and develops commercial agreements, acquisitions and strategic transactions, payments risks, and risks of fulfillment throughput and productivity. Other risks and uncertainties include, among others, risks related to new products, services, and technologies, system interruptions, government regulation and taxation, and fraud. In addition, the current global economic climate amplifies many of these risks. More information about factors that potentially could affect Amazon.com’s financial results is included in Amazon.com’s filings with the Securities and Exchange Commission (“SEC”), including its most recent Annual Report on Form 10-K and subsequent filings.

Our investor relations website is www.amazon.com/ir and we encourage investors to use it as a way of easily finding information about us. We promptly make available on this website, free of charge, the reports that we file or furnish with the SEC, corporate governance information (including our Code of Business Conduct and Ethics), and select press releases and social media postings.
About Amazon.com
Amazon.com, Inc. (NASDAQ: AMZN), a Fortune 500 company based in Seattle, opened on the World Wide Web in July 1995 and today offers Earth’s Biggest Selection. Amazon.com, Inc. seeks to be Earth’s most customer-centric company, where customers can find and discover anything they might want to buy online, and endeavors to offer its customers the lowest possible prices. Amazon.com and other sellers offer millions of unique new, refurbished and used items in categories such as Books; Movies, Music & Games; Digital Downloads; Electronics & Computers; Home & Garden; Toys, Kids & Baby; Grocery; Apparel, Shoes & Jewelry; Health & Beauty; Sports & Outdoors; and Tools, Auto & Industrial. Amazon Web Services provides Amazon’s developer customers with access to in-the-cloud infrastructure services based on Amazon’s own back-end technology platform, which developers can use to enable virtually any type of business. Kindle Paperwhite is the world’s best-selling and most advanced e-reader. It features new display technology with higher contrast, the next generation built-in light, a faster processor, the latest touch technology, and exclusive new features designed from the ground up for readers. Kindle, the lightest and smallest Kindle, features improved fonts and faster page turns. The new Kindle Fire HDX features a stunning exclusive 7” or 8.9” HDX display, a quad-core 2.2 GHz processor, 2x more memory, and 11 hours of battery life, as well as exclusive new features of Fire OS 3.0 including X-Ray for Music, Second Screen, Prime Instant Video downloads, and the revolutionary new Mayday button. The all-new Kindle Fire HD includes an HD display, high-performance processor and dual speakers at a breakthrough price.
Amazon and its affiliates operate websites, including www.amazon.com, www.amazon.co.uk, www.amazon.de, www.amazon.co.jp, www.amazon.fr, www.amazon.ca, www.amazon.cn, www.amazon.it, www.amazon.es, www.amazon.com.br, www.amazon.in, www.amazon.com.mx, and www.amazon.com.au. As used herein, “Amazon.com,” “we,” “our” and similar terms include Amazon.com, Inc., and its subsidiaries, unless the context indicates otherwise.

AMAZON.COM, INC.
Consolidated Statements of Cash Flows
(in millions)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012

	(unaudited)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	$3,872	$2,980	$8,084	$5,269
OPERATING ACTIVITIES:
Net income (loss)	239	97	274	(39)
Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation of property and equipment, including internal-use software and website development, and other amortization	963	662	3,253	2,159
Stock-based compensation	326	235	1,134	833
Other operating expense (income), net	40	36	114	154
Losses (gains) on sales of marketable securities, net	—	(1)	1	(9)
Other expense (income), net	51	100	166	253
Deferred income taxes	(109)	(148)	(156)	(265)
Excess tax benefits from stock-based compensation	(78)	(239)	(78)	(429)
Changes in operating assets and liabilities:
Inventories	(1,330)	(974)	(1,410)	(999)
Accounts receivable, net and other	(1,239)	(1,024)	(846)	(861)
Accounts payable	5,128	4,926	1,888	2,070
Accrued expenses and other	1,589	1,412	736	1,038
Additions to unearned revenue	819	545	2,691	1,796
Amortization of previously unearned revenue	(821)	(546)	(2,292)	(1,521)
Net cash provided by (used in) operating activities	5,578	5,081	5,475	4,180
INVESTING ACTIVITIES:
Purchases of property and equipment, including internal-use software and website development	(880)	(2,025)	(3,444)	(3,785)
Acquisitions, net of cash acquired, and other	(59)	(35)	(312)	(745)
Sales and maturities of marketable securities and other investments	515	506	2,306	4,237
Purchases of marketable securities and other investments	(419)	(1,528)	(2,826)	(3,302)
Net cash provided by (used in) investing activities	(843)	(3,082)	(4,276)	(3,595)
FINANCING ACTIVITIES:
Excess tax benefits from stock-based compensation	78	239	78	429
Common stock repurchased	—	—	—	(960)
Proceeds from long-term debt and other	249	3,083	394	3,378
Repayments of long-term debt, capital lease, and finance lease obligations	(270)	(156)	(1,011)	(588)
Net cash provided by (used in) financing activities	57	3,166	(539)	2,259
Foreign-currency effect on cash and cash equivalents	(6)	(61)	(86)	(29)
Net increase (decrease) in cash and cash equivalents	4,786	5,104	574	2,815
CASH AND CASH EQUIVALENTS, END OF PERIOD	$8,658	$8,084	$8,658	$8,084
SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest on long-term debt	$37	$10	$97	$31
Cash paid for income taxes (net of refunds)	25	52	169	112
Property and equipment acquired under capital leases	554	239	1,867	802
Property and equipment acquired under build-to-suit leases	213	(17)	877	29

AMAZON.COM, INC.
Consolidated Statements of Operations
(in millions, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012

	(unaudited)
Net product sales	$21,072	$18,147	$60,903	$51,733
Net services sales	4,515	3,121	13,549	9,360
Total net sales	25,587	21,268	74,452	61,093
Operating expenses (1):
Cost of sales	18,806	16,136	54,181	45,971
Fulfillment	2,918	2,258	8,585	6,419
Marketing	1,133	851	3,133	2,408
Technology and content	1,862	1,345	6,565	4,564
General and administrative	318	235	1,129	896
Other operating expense (income), net	40	38	114	159
Total operating expenses	25,077	20,863	73,707	60,417
Income from operations	510	405	745	676
Interest income	10	9	38	40
Interest expense	(39)	(28)	(141)	(92)
Other income (expense), net	(30)	(49)	(136)	(80)
Total non-operating income (expense)	(59)	(68)	(239)	(132)
Income before income taxes	451	337	506	544
Provision for income taxes	(179)	(194)	(161)	(428)
Equity-method investment activity, net of tax	(33)	(46)	(71)	(155)
Net income (loss)	$239	$97	$274	$(39)
Basic earnings per share	$0.52	$0.21	$0.60	$(0.09)
Diluted earnings per share	$0.51	$0.21	$0.59	$(0.09)
Weighted average shares used in computation of earnings per share:
Basic	458	454	457	453
Diluted	467	461	465	453
_____________
(1) Includes stock-based compensation as follows:
Fulfillment	$81	$62	$294	$212
Marketing	25	18	88	61
Technology and content	175	124	603	434
General and administrative	45	31	149	126

AMAZON.COM, INC.
Consolidated Statements of Comprehensive Income
(in millions)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012

	(unaudited)
Net income (loss)	$239	$97	$274	$(39)
Other comprehensive income:
Foreign currency translation adjustments, net of tax of $(6), $(12), $(20), and $(30)	23	60	63	76
Net change in unrealized gains on available-for-sale securities:
Unrealized gains (losses), net of tax of $0, $1, $3, and $(3)	(1)	(1)	(10)	8
Reclassification adjustment for losses (gains) included in “Other income (expense), net,” net of tax of $0, $0, $(1), and $3	—	(1)	1	(7)
Net unrealized gains (losses) on available-for-sale securities	(1)	(2)	(9)	1
Total other comprehensive income	22	58	54	77
Comprehensive income	$261	$155	$328	$38

AMAZON.COM, INC.
Segment Information
(in millions)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012

	(unaudited)
North America
Net sales	$15,331	$12,175	$44,517	$34,813
Segment operating expenses (1)	14,606	11,567	42,631	33,221
Segment operating income	$725	$608	$1,886	$1,592
International
Net sales	$10,256	$9,093	$29,935	$26,280
Segment operating expenses (1)	10,105	9,023	29,828	26,204
Segment operating income	$151	$70	$107	$76
Consolidated
Net sales	$25,587	$21,268	$74,452	$61,093
Segment operating expenses (1)	24,711	20,590	72,459	59,425
Segment operating income	876	678	1,993	1,668
Stock-based compensation	(326)	(235)	(1,134)	(833)
Other operating income (expense), net	(40)	(38)	(114)	(159)
Income from operations	510	405	745	676
Total non-operating income (expense)	(59)	(68)	(239)	(132)
Provision for income taxes	(179)	(194)	(161)	(428)
Equity-method investment activity, net of tax	(33)	(46)	(71)	(155)
Net income (loss)	$239	$97	$274	$(39)
Segment Highlights:
Y/Y net sales growth:
North America	26%	23%	28%	30%
International	13	21	14	23
Consolidated	20	22	22	27
Y/Y segment operating income growth (decline):
North America	19%	114%	19%	71%
International	116	(61)	41	(88)
Consolidated	29	47	20	6
Net sales mix:
North America	60%	57%	60%	57%
International	40	43	40	43
	100%	100%	100%	100%
______________________________

(1)	Represents operating expenses, excluding stock-based compensation and "Other operating expense (income), net," which are not allocated to segments.

AMAZON.COM, INC.
Supplemental Net Sales Information
(in millions)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012

	(unaudited)
Net Sales:
North America
Media	$3,513	$2,903	$10,809	$9,189
Electronics and other general merchandise	10,648	8,503	29,985	23,273
Other (1)	1,170	769	3,723	2,351
Total North America	$15,331	$12,175	$44,517	$34,813
International
Media	$3,714	$3,611	$10,907	$10,753
Electronics and other general merchandise	6,478	5,431	18,817	15,355
Other (1)	64	51	211	172
Total International	$10,256	$9,093	$29,935	$26,280
Consolidated
Media	$7,227	$6,514	$21,716	$19,942
Electronics and other general merchandise	17,126	13,934	48,802	38,628
Other (1)	1,234	820	3,934	2,523
Total consolidated	$25,587	$21,268	$74,452	$61,093
Year-over-year Percentage Growth:
North America
Media	21%	13%	18%	15%
Electronics and other general merchandise	25	24	29	34
Other	52	68	58	64
Total North America	26	23	28	30
International
Media	3%	5%	1%	9%
Electronics and other general merchandise	19	35	23	35
Other	25	4	22	11
Total International	13	21	14	23
Consolidated
Media	11%	8%	9%	12%
Electronics and other general merchandise	23	28	26	35
Other	50	61	56	59
Total consolidated	20	22	22	27
Year-over-year Percentage Growth:
Excluding the effect of exchange rates
International
Media	6%	7%	7%	12%
Electronics and other general merchandise	21	37	27	40
Other	27	5	26	15
Total International	15	23	19	27
Consolidated
Media	13%	10%	12%	14%
Electronics and other general merchandise	24	29	28	36
Other	51	61	56	59
Total consolidated	22	23	24	29
Consolidated Net Sales Mix:
Media	28%	31%	29%	33%
Electronics and other general merchandise	67	65	66	63
Other	5	4	5	4
Total consolidated	100%	100%	100%	100%
______________________________

(1)
Includes sales from non-retail activities, such as AWS sales, which are included in the North America segment, and advertising services and our co-branded credit card agreements, which are included in both segments.

AMAZON.COM, INC.
Consolidated Balance Sheets
(in millions, except per share data)

	December 31, 2013	December 31, 2012

ASSETS
Current assets:
Cash and cash equivalents	$8,658	$8,084
Marketable securities	3,789	3,364
Inventories	7,411	6,031
Accounts receivable, net and other	4,767	3,817
Total current assets	24,625	21,296
Property and equipment, net	10,949	7,060
Goodwill	2,655	2,552
Other assets	1,930	1,647
Total assets	$40,159	$32,555
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$15,133	$13,318
Accrued expenses and other	6,688	4,892
Unearned revenue	1,159	792
Total current liabilities	22,980	19,002
Long-term debt	3,191	3,084
Other long-term liabilities	4,242	2,277
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value:
Authorized shares — 500
Issued and outstanding shares — none	—	—
Common stock, $0.01 par value:
Authorized shares — 5,000
Issued shares — 483 and 478
Outstanding shares — 459 and 454	5	5
Treasury stock, at cost	(1,837)	(1,837)
Additional paid-in capital	9,573	8,347
Accumulated other comprehensive loss	(185)	(239)
Retained earnings	2,190	1,916
Total stockholders’ equity	9,746	8,192
Total liabilities and stockholders’ equity	$40,159	$32,555

AMAZON.COM, INC.
Supplemental Financial Information and Business Metrics
(in millions, except per share data)
(unaudited)

	Q4 2012	Q1 2013	Q2 2013	Q3 2013	Q4 2013	Y/Y % Change
Cash Flows and Shares
Operating cash flow -- trailing twelve months (TTM)	$4,180	$4,245	$4,532	$4,977	$5,475	31%
Purchases of property and equipment (incl. internal-use software & website development) -- TTM	$3,785	$4,068	$4,267	$4,589	$3,444	(9)%
Free cash flow (operating cash flow less purchases of property and equipment) -- TTM	$395	$177	$265	$388	$2,031	414%
Free cash flow -- TTM Y/Y growth (decline)	(81)%	(85)%	(76)%	(63)%	414%	N/A
Invested capital (1)	$11,181	$12,019	$13,115	$14,306	$15,749	41%
Return on invested capital (2)	4%	1%	2%	3%	13%	N/A
Common shares and stock-based awards outstanding	470	471	474	475	476	1%
Common shares outstanding	454	455	457	458	459	1%
Stock awards outstanding	16	16	17	17	17	4%
Stock awards outstanding -- % of common shares outstanding	3.5%	3.4%	3.8%	3.8%	3.6%	N/A
Results of Operations
Worldwide (WW) net sales	$21,268	$16,070	$15,704	$17,092	$25,587	20%
WW net sales -- Y/Y growth, excluding F/X	23%	24%	25%	26%	22%	N/A
WW net sales -- TTM	$61,093	$63,978	$66,848	$70,133	$74,452	22%
WW net sales -- TTM Y/Y growth, excluding F/X	29%	27%	25%	25%	24%	N/A
Operating income (loss)	$405	$181	$79	$(25)	$510	26%
Operating income -- Y/Y growth (decline), excluding F/X	59%	1%	(9)%	(33)%	24%	N/A
Operating margin -- % of WW net sales	1.9%	1.1%	0.5%	(0.1)%	2.0%	N/A
Operating income -- TTM	$676	$665	$637	$640	$745	10%
Operating income -- TTM Y/Y growth (decline), excluding F/X	(15)%	(6)%	3%	27%	14%	N/A
Operating margin -- TTM % of WW net sales	1.1%	1.0%	1.0%	0.9%	1.0%	N/A
Net income (loss)	$97	$82	$(7)	$(41)	$239	146%
Net income (loss) per diluted share	$0.21	$0.18	$(0.02)	$(0.09)	$0.51	143%
Net income (loss) -- TTM	$(39)	$(87)	$(101)	$132	$274	N/A
Net income (loss) per diluted share -- TTM	$(0.09)	$(0.19)	$(0.22)	$0.28	$0.59	N/A
Segments
North America Segment:
Net sales	$12,175	$9,391	$9,495	$10,301	$15,331	26%
Net sales -- Y/Y growth, excluding F/X	23%	26%	30%	31%	26%	N/A
Net sales -- TTM	$34,813	$36,777	$38,945	$41,361	$44,517	28%
Operating income	$608	$457	$409	$295	$725	19%
Operating margin -- % of North America net sales	5.0%	4.9%	4.3%	2.9%	4.7%	N/A
Operating income -- TTM	$1,592	$1,700	$1,766	$1,770	$1,886	19%
Operating income -- TTM Y/Y growth, excluding F/X	71%	72%	58%	40%	18%	N/A
Operating margin -- TTM % of North America net sales	4.6%	4.6%	4.5%	4.3%	4.2%	N/A
International Segment:
Net sales	$9,093	$6,679	$6,209	$6,791	$10,256	13%
Net sales -- Y/Y growth, excluding F/X	23%	21%	20%	20%	15%	N/A
Net sales -- TTM	$26,280	$27,201	$27,903	$28,772	$29,935	14%
Net sales -- TTM % of WW net sales	43%	43%	42%	41%	40%	N/A
Operating income (loss)	$70	$(16)	$—	$(28)	$151	116%
Operating margin -- % of International net sales	0.8%	(0.2)%	—%	(0.4)%	1.5%	N/A
Operating income (loss) -- TTM	$76	$11	$(6)	$25	$107	41%
Operating income -- TTM Y/Y growth (decline), excluding F/X	(77)%	(83)%	(82)%	(56)%	106%	N/A
Operating margin -- TTM % of International net sales	0.3%	—%	—%	0.1%	0.4%	N/A
Consolidated Segments:
Operating expenses (3)	$20,590	$15,629	$15,295	$16,825	$24,711	20%
Operating expenses -- TTM (3)	$59,425	$62,267	$65,087	$68,338	$72,459	22%
Operating income	$678	$441	$409	$267	$876	29%
Operating margin -- % of Consolidated net sales	3.2%	2.7%	2.6%	1.6%	3.4%	N/A
Operating income -- TTM	$1,668	$1,711	$1,760	$1,795	$1,993	20%
Operating income -- TTM Y/Y growth (decline), excluding F/X	7%	15%	21%	26%	21%	N/A
Operating margin -- TTM % of Consolidated net sales	2.7%	2.7%	2.6%	2.6%	2.7%	N/A

AMAZON.COM, INC.
Supplemental Financial Information and Business Metrics
(in millions, except inventory turnover, accounts payable days and employee data)
(unaudited)

	Q4 2012	Q1 2013	Q2 2013	Q3 2013	Q4 2013	Y/Y % Change
Supplemental
Supplemental North America Segment Net Sales:
Media	$2,903	$2,513	$2,173	$2,609	$3,513	21%
Media -- Y/Y growth, excluding F/X	13%	14%	16%	18%	21%	N/A
Media -- TTM	$9,189	$9,506	$9,805	$10,199	$10,809	18%
Electronics and other general merchandise	$8,503	$6,128	$6,478	$6,732	$10,648	25%
Electronics and other general merchandise -- Y/Y growth, excluding F/X	24%	28%	31%	33%	25%	N/A
Electronics and other general merchandise -- TTM	$23,273	$24,629	$26,169	$27,840	$29,985	29%
Electronics and other general merchandise -- TTM % of North America net sales	67%	67%	67%	67%	67%	N/A
Other	$769	$750	$844	$960	$1,170	52%
Other -- TTM	$2,351	$2,642	$2,971	$3,322	$3,723	58%
Supplemental International Segment Net Sales:
Media	$3,611	$2,545	$2,224	$2,424	$3,714	3%
Media -- Y/Y growth, excluding F/X	7%	7%	7%	9%	6%	N/A
Media -- TTM	$10,753	$10,785	$10,764	$10,803	$10,907	1%
Electronics and other general merchandise	$5,431	$4,086	$3,937	$4,316	$6,478	19%
Electronics and other general merchandise -- Y/Y growth, excluding F/X	37%	32%	29%	28%	21%	N/A
Electronics and other general merchandise -- TTM	$15,355	$16,238	$16,952	$17,771	$18,817	23%
Electronics and other general merchandise -- TTM % of International net sales	58%	60%	61%	62%	63%	N/A
Other	$51	$48	$48	$51	$64	25%
Other -- TTM	$172	$178	$187	$198	$211	22%
Supplemental Worldwide Net Sales:
Media	$6,514	$5,058	$4,397	$5,033	$7,227	11%
Media -- Y/Y growth, excluding F/X	10%	10%	11%	13%	13%	N/A
Media -- TTM	$19,942	$20,291	$20,569	$21,002	$21,716	9%
Electronics and other general merchandise	$13,934	$10,214	$10,415	$11,048	$17,126	23%
Electronics and other general merchandise -- Y/Y growth, excluding F/X	29%	30%	30%	31%	24%	N/A
Electronics and other general merchandise -- TTM	$38,628	$40,867	$43,121	$45,611	$48,802	26%
Electronics and other general merchandise -- TTM % of WW net sales	63%	64%	65%	65%	66%	N/A
Other	$820	$798	$892	$1,011	$1,234	50%
Other -- TTM	$2,523	$2,820	$3,158	$3,520	$3,934	56%
Balance Sheet
Cash and marketable securities	$11,448	$7,895	$7,463	$7,689	$12,447	9%
Inventory, net -- ending	$6,031	$5,395	$5,420	$6,068	$7,411	23%
Inventory turnover, average -- TTM	9.3	9.5	9.4	9.2	8.9	(4)%
Property and equipment, net	$7,060	$7,674	$8,789	$9,991	$10,949	55%
Accounts payable -- ending	$13,318	$8,916	$8,990	$10,037	$15,133	14%
Accounts payable days -- ending	76	68	73	75	74	(3)%
Other
WW shipping revenue	$832	$633	$646	$721	$1,137	37%
WW shipping costs	$1,798	$1,396	$1,364	$1,532	$2,344	27%
WW net shipping costs	$966	$763	$718	$811	$1,207	19%
WW net shipping costs -- % of WW net sales	4.5%	4.7%	4.6%	4.7%	4.7%	N/A
Employees (full-time and part-time; excludes contractors & temporary personnel)	88,400	91,300	97,000	109,800	117,300	33%
______________________________

(1)	Average Total Assets minus Current Liabilities (excluding current portion of Long-Term Debt) over five quarter ends.

(2)	TTM Free Cash Flow divided by Invested Capital.

(3)	Represents cost of sales, fulfillment, marketing, technology and content, and general and administrative operating expenses, excluding stock-based compensation.

Amazon.com, Inc.
Certain Definitions
Customer Accounts

•
References to customers mean customer accounts, which are unique e-mail addresses, established either when a customer places an order or when a customer orders from other sellers on our websites. Customer accounts exclude certain customers, including customers associated with certain of our acquisitions, Amazon Payments customers, Amazon Web Services customers, and the customers of select companies with whom we have a technology alliance or marketing and promotional relationship. Customers are considered active when they have placed an order during the preceding twelve-month period.

Seller Accounts

•
References to sellers means seller accounts, which are established when a seller receives an order from a customer account. Sellers are considered active when they have received an order from a customer during the preceding twelve-month period.

Registered Developers

•	References to registered developers mean cumulative registered developer accounts, which are established when potential developers enroll with Amazon Web Services and receive a developer access key.
Units

•
References to units mean physical and digital units sold (net of returns and cancellations) by us and sellers at Amazon domains worldwide — for example www.amazon.com, www.amazon.co.uk, www.amazon.de, www.amazon.co.jp, www.amazon.fr, www.amazon.ca, www.amazon.cn, www.amazon.it, www.amazon.es, www.amazon.com.br, www.amazon.in, www.amazon.com.mx, www.amazon.com.au, www.diapers.com, www.shopbop.com and www.zappos.com — as well as Amazon-owned items sold through non-Amazon domains. Units sold are paid units and do not include units associated with certain acquisitions, rental businesses, web services or advertising businesses, or Amazon gift certificates.

Contacts:

Amazon.com Investor Relations	Amazon.com Public Relations
Dave Fildes, 206/266-2171	Ty Rogers, 206/266-7180
www.amazon.com/ir	www.amazon.com/pr